Exhibit 99.2

PepsiCo Announces Final Results for Cash Tender Offers
for Certain Outstanding Notes

On November 8, 2018, PepsiCo, Inc. (“PepsiCo”) announced the final results of its previously announced cash tender offers for any and all of certain series of outstanding notes. As of the “Expiration Time” of 11:59 p.m., New York City time, on November 7, 2018, according to Global Bondholder Services Corporation, the depositary and information agent for the tender offers, PepsiCo had received tenders for the aggregate principal amount of each series of notes as set forth in the table below. The tender offers and consent solicitations were made pursuant to PepsiCo’s Offer to Purchase dated October 11, 2018, which sets forth a more comprehensive description of the terms of each offer.

Title	Issuer	CUSIP No.	Principal Amount Outstanding(2)	Principal Amount Tendered as of Expiration Time	Total Consideration(3)
7.29% Notes due September 15, 2026	Whitman Corporation(1)	96647KAF9	$100,000,000	$10,852,000	$1,249.61
7.44% Notes due September 15, 2026	Whitman Corporation(1)	96647KAG7	$25,000,000	$4,000,000	$1,259.82
7% Senior Notes due 2029	The Pepsi Bottling Group, Inc.(1)	713409AC4	$1,000,000,000	$357,263,000	$1,284.28
5.50% Notes due May 15, 2035	PepsiAmericas, Inc.(1)	71343PAC5	$250,000,000	$137,552,000	$1,174.70
4.875% Senior Notes due 2040	PepsiCo, Inc.	713448BS6	$750,000,000	$409,687,000	$1,112.90
5.50% Senior Notes due 2040	PepsiCo, Inc.	713448BP2	$1,000,000,000	$407,695,000	$1,198.35

(1)    The current obligor for this series of notes is Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”), a wholly owned subsidiary of PepsiCo, and this series of notes was, prior to the amendments referred to below becoming operative, guaranteed by PepsiCo.

(2)    Prior to settlement of notes tendered on or before October 24, 2018.

(3)    Per $1,000 principal amount of notes accepted for purchase; excludes accrued and unpaid interest.

PepsiCo previously announced that the “Total Consideration” payable for each $1,000 principal amount of notes accepted is as set forth in the table above. The Offer to Purchase noted that an “Early Tender Payment” of $30 per $1,000 principal amount would not be paid for notes tendered after the “Early Tender Time” of 5:00 p.m., New York City time, on October 24, 2018. PepsiCo previously announced that it had waived this provision, and instead will deliver the full Total Consideration for notes validly tendered after the Early Tender Time and at or prior to the Expiration Time. In addition to the Total Consideration, holders of notes accepted for payment and not previously settled will receive accrued and unpaid interest from the last interest payment date for such notes to, but not including, the final settlement date for such notes, which is expected to be November 9, 2018.

As part of each tender offer for a series of notes that was not issued by PepsiCo, as set forth in the table above (referred to as the “Metro Notes”), PepsiCo solicited consents to certain proposed amendments to the corresponding indentures pursuant to which such Metro Notes were issued and a proposed amendment to the PepsiCo guarantee to release the PepsiCo guarantee insofar as it applies to such Metro Notes. PepsiCo received sufficient consents to enter into the proposed amendments for all Metro Notes, which it entered into on October 24, 2018.

PepsiCo has retained BofA Merrill Lynch, Deutsche Bank Securities and J.P. Morgan to serve as dealer managers and consent solicitation agents for the tender offers and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offers. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 794-2200 (toll free) or (212) 430-3774 (for banks and brokers) or in writing at 65 Broadway — Suite 404, New York, NY 10006. Questions regarding the tender offers may be directed to either BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), Deutsche Bank Securities at (866) 627-0391 (toll free) or (212) 250-2955 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

The tender offers are subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, PepsiCo is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the tender offers.

This document is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offers are made only by and pursuant to the terms of PepsiCo’s Offer to Purchase dated October 11, 2018 and the related letters of transmittal (the “Offering Documents”) and only to such persons and in such jurisdictions as is permitted under applicable law and the information in this document is qualified by reference to the Offering Documents.

Cautionary Statement

Statements in this document that are “forward-looking statements,” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or disruption to the retail landscape, including rapid growth in hard discounters and the ecommerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	Investors	Media
	Jamie Caulfield	Carrie Ratner
	Investor Relations	Communications
	914-253-3035	914-253-3817
	jamie.caulfield@pepsico.com	carrie.ratner@pepsico.com